Exhibit 99.1

For Immediate Release

                                                                                                                                    Investor Contact:             Melissa Rose

                                                                                                                                                                                877-645-6464

                                                                                                                                    Media Contact:                 Erin Somers

                                                                                                                                                                                410-953-2405

MAGELLAN HEALTH SERVICES PROVIDES 2008 FINANCIAL GUIDANCE

Revenue Projected to Exceed $2.5 Billion; 2007 Contract Wins Contribute Nearly $900 Million

AVON, Conn.—December 12, 2007—Magellan Health Services, Inc. (Nasdaq:MGLN) today released financial guidance for fiscal year 2008, announcing that it expects to generate net revenue in the range of $2.53 billion to $2.66 billion; net income in the range of $77 million to $96 million; and segment profit in the range of $200 million to $220 million. These results are expected to yield earnings per share in the range of $1.88 to $2.34 on a diluted basis for fiscal 2008.

Cash flow from operations is expected to be in the range of $183 million to $229 million in 2008, with a net increase in cash, cash equivalents and unrestricted investments of $136 million to $193 million by the end of 2008.

See the attached tables detailing the Company’s 2008 financial guidance, including guidance by segment.

“Magellan’s successes in 2007—specifically our CIGNA and Empire Blue Cross Blue Shield radiology contracts and our Maricopa public sector behavioral contract—have established a foundation for strong top line growth in 2008 and our guidance reflects their nearly $900 million contribution to our revenue,” said Steven J. Shulman, chairman and chief executive officer of Magellan. “The full impact of the annualization of these contracts brings our expected revenue for next year to between $2.53 billion and $2.66 billion, an increase of approximately 20 percent over our anticipated 2007 revenue. Our guidance also includes $10 million to $120 million of revenue from projected new business, including, in the upper portion of that range, the assumption that we will implement a new risk radiology contract in the second half of the year. Our guidance for ICORE, our specialty pharmaceuticals segment, reflects the transitional nature of this business, as we discussed in our third quarter earnings call.”

“The Maricopa contract, in particular, is driving robust revenue growth for Magellan in 2008,” Shulman added. “In the early months of this contract, which we implemented September 1, we are seeing our careful planning and effective management yield strong clinical, operational and financial performance. With ongoing increases in membership in the state’s program, we are now forecasting $600 million in annual revenue in 2008. Public sector behavioral health care, radiology benefits management and specialty pharmaceuticals remain our primary growth engines for the future”

Mark S. Demilio, chief financial officer, noted, “Consistent with our previous statements, we are continuing to expect care trend in the range of five percent to seven percent for the health plan behavioral business, three percent to five percent in the public sector business and 12 percent to 15 percent in the radiology management business. We also are continuing to forecast some margin contraction upon renewal of certain public sector contracts and certain health plan contracts to reflect the lower care trend we experienced in 2007.

In addition, our projections for next year include the impact of business lost in 2007 and 2008 consisting primarily of the previously announced losses of the Blue Cross Blue Shield of Massachusetts and Empire behavioral health contracts.”

Conference Call

Management will discuss the Company’s 2008 financial guidance in a conference call to be held this morning at 10:00 a.m. Eastern time.  To participate in the conference call, interested parties should call 1-888-390-4698 and reference the passcode Guidance and conference leader Steve Shulman approximately 15 minutes before the start of the call. The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 1-866-516-0667 and 1-203-369-2031 (from outside the U.S.).

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on February 28, 2007, and its Form 10-Q for the period ended September 30, 2007, filed on November 2, 2007, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of net revenue, segment profit, net income, earnings per share, cash flow, levels of cash, cash equivalents and unrestricted investments, revenue relating to the Maricopa contract, health care trend, and margin contraction upon renewal of certain public sector and health plan contracts reflecting lower health care trend in 2007. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;  litigation; competition;  operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2008 Forecast Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$2,534	$2,658

Cost and expenses:
Cost of care	(1,788)	(1,861)
Cost of goods sold	(161)	(188)
Direct service costs and other operating expenses (1)	(421)	(421)
Depreciation and amortization	(58)	(56)
Interest expense	(4)	(3)
Interest income	27	30
Income from continuing operations before income taxes	129	159
Provision for income taxes	(52)	(63)
Net income	$77	$96

Weighted average shares outstanding—diluted	41.0	41.0

EPS—diluted	$1.88	$2.34

(1) Includes stock compensation expense of $36 million and $32 million for low and high guidance, respectively.

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2008 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$77	$96
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	58	56
Non-cash stock compensation expense	36	32
Non-cash income taxes	44	57
Other net cash flows from changes in assets and liabilities	(32)	(12)
Net cash provided by operating activities	183	229

Cash flows from investing activities
Capital expenditures	(40)	(30)

Cash flows from financing activities
Payments on long-term debt and capital leases	(15)	(14)
Proceeds from exercise of stock options	8	8
Net cash used in financing activities	(7)	(6)

Net increase in cash, cash equivalents and unrestricted investments	$136	$193

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2008 Forecast Guidance - Income Statement by Segment

(In millions)

	Health Plan	Employer	Public Sector	Radiology Benefits Management	Specialty Pharmaceutical Management	Corporate and Other	Consolidated
Low End of Fiscal 2008 Guidance Range
Net revenue	$458	$124	$1,429	$327	$196	$—	$2,534
Cost of care	(240)	(26)	(1,275)	(247)	—	—	(1,788)
Cost of goods sold	—	—	—	—	(161)	—	(161)
Direct service costs	(88)	(67)	(69)	(55)	(24)	—	(303)
Other operating expenses	—	—	—	—	—	(118)	(118)
Stock compensation expense (1)	2	1	1	3	9	20	36
Segment profit (loss)	$132	$32	$86	$28	$20	$(98)	$200

	Health Plan	Employer	Public Sector	Radiology Benefits Management	Specialty Pharmaceutical Management	Corporate and Other	Consolidated

High End of Fiscal 2008 Guidance Range
Net revenue	$463	$127	$1,437	$403	$228	$—	$2,658
Cost of care	(241)	(26)	(1,278)	(316)	—	—	(1,861)
Cost of goods sold	—	—	—	—	(188)	—	(188)
Direct service costs	(89)	(68)	(70)	(56)	(24)	—	(307)
Other operating expenses	—	—	—	—	—	(114)	(114)
Stock compensation expense (1)	2	1	1	2	8	18	32
Segment profit (loss)	$135	$34	$90	$33	$24	$(96)	$220

The following table reconciles segment profit to consolidated income from continuing operations before income taxes:

	Low	High
Segment profit	$200	$220
Stock compensation expense	(36)	(32)
Depreciation and amortization	(58)	(56)
Interest expense	(4)	(3)
Interest income	27	30
Income from continuing operations before income taxes	$129	$159

(1)  Stock compensation expense is included in direct service costs and other operating expenses, however this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.